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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                   FORM 8-K/A

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                                 CURRENT REPORT
                                (Amendment No. 1)
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): April 24, 2007

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                          GALES INDUSTRIES INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

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        Delaware                   000-29245                   20-4458244
 State of Incorporation      Commission File Number     IRS Employer I.D. Number

                            1479 North Clinton Avenue
                            Bayshore, New York 11706
                     Address of principal executive offices

                  Registrant's telephone number: (631) 968-5000



          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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

                                Explanatory Note

This amendment supplements the Current Report on Form 8-K filed by Gales Industries Incorporated ("we," "our," "us," "Gales" or the "Company") with the Securities and Exchange Commission on April 18, 2007, in which we disclosed the completion of our acquisition of all the outstanding capital stock of Sigma Metals, Inc., to file the financial statements and other information required by
Item 9.01.

Item 9.01 Financial Statements and Exhibits

Financial Statements.

(a)   Financial statements of Sigma Metals, Inc.
(b)   Unaudited Pro Forma Condensed Consolidated Financial Information and
      Notes.

                               SIGMA METALS, INC.

                              FINANCIAL STATEMENTS
                          AND SUPPLEMENTARY INFORMATION

                               FOR THE YEARS ENDED
                                DECEMBER 31, 2006
                                DECEMBER 31, 2005

                               SIGMA METALS, INC.

                                Table of Contents

                               For the Years Ended
                                December 31, 2006
                                December 31, 2005

                                                                           PAGES
                                                                           -----

Auditors' Report                                                             1

Comparative Balance Sheets                                                  2-3

Comparative Statements of Income and Retained Earnings                       4

Comparative Statements of Cash Flows                                        5-6

Notes to Financial Statements                                               7-11

Supplementary Information:

Comparative Schedules of Expenses                                          12-13

                          Independent Auditors' Report

Board of Directors
Sigma Metals, Inc.

      We have audited the accompanying Comparative Balance Sheets of Sigma Metals, Inc. as of December 31, 2006 and December 31, 2005 and the related Statements of Income and Retained Earnings, and Cash Flows for each of the years then ended. These financial statements are the responsibility of the Sigma Metals, Inc. management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sigma Metals, Inc. as of December 31, 2006 and December 31, 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

      Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information included in the accompanying schedules of expenses is presented only for supplementary analysis purposes. Such information has not been subjected to the inquiry and analytical procedures applied in the review of the basic financial statements, but was compiled from information that is the representation of management, without audit or review. Accordingly, we do not express an opinion or any other form of assurance on the supplementary information.


                             Respectfully submitted,


                             BILDNER & GIANNASCO, LLP
                             Certified Public Accountants

Jericho, New York
March 19, 2007

                               SIGMA METALS, INC.

                           Comparative Balance Sheets

            ASSETS                      DECEMBER 31, 2006      DECEMBER 31, 2005
            ------                      -----------------      -----------------

CURRENT ASSETS
  Cash and Cash Equivalents                    $   44,798             $   21,477
  Accounts Receivable                           2,392,947                975,951
  Inventory                                     2,812,873              1,355,606
  Prepaid Expenses                                 27,818                 16,325
                                               ----------             ----------

TOTAL CURRENT ASSETS                           $5,278,436             $2,369,359
                                               ----------             ----------

FIXED ASSETS - AT COST
  Property and Equipment                       $  290,775             $  200,320
  Less: Accumulated Depreciation                  158,780                135,018
                                               ----------             ----------

FIXED ASSETS - NET                             $  131,995             $   65,302
                                               ----------             ----------

OTHER ASSETS
  Security Deposits                            $   22,763             $   19,117
  Other Assets                                        851                    400
                                               ----------             ----------

TOTAL OTHER ASSETS                             $   23,614             $   19,517
                                               ----------             ----------

TOTAL ASSETS                                   $5,434,045             $2,454,178
                                               ==========             ==========


             The accompanying audit report and notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                           Comparative Balance Sheets

            LIABILITIES AND
          STOCKHOLDERS' EQUITY            DECEMBER 31, 2006    DECEMBER 31, 2005
          --------------------            -----------------    -----------------

CURRENT LIABILITIES
  Accounts Payable                               $2,035,030           $1,081,994
  Notes Payable - SBA                                 7,345               17,054
  Notes Payable - State Bank - Software              26,196                   --
  Notes Payable - State Bank                        897,800              666,702
  Lease Payable                                          --                3,061
  Accrued Operating Expenses                        282,592              157,552
                                                 ----------           ----------

TOTAL CURRENT LIABILITIES                        $3,248,963           $1,926,363
                                                 ----------           ----------

LONG-TERM LIABILITIES
  Advances from Stockholders                     $  257,000           $  250,000
  Notes Payable - SBA                                    --                7,338
                                                 ----------           ----------

TOTAL LONG-TERM LIABILITIES                      $  257,000           $  257,338
                                                 ----------           ----------

TOTAL LIABILITIES                                $3,505,963           $2,183,701
                                                 ----------           ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common Stock ($300 par value;
    100 shares authorized and outstanding)       $   30,000           $   30,000
  Retained Earnings                               1,898,082              240,477
                                                 ----------           ----------

TOTAL STOCKHOLDERS' EQUITY                       $1,928,082           $  270,477
                                                 ----------           ----------

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY                             $5,434,045           $2,454,178
                                                 ==========           ==========

                               SIGMA METALS, INC.

             Comparative Statements of Income and Retained Earnings

                                                  FOR THE YEAR ENDED
                                                  ------------------
                                      DECEMBER 31, 2006       DECEMBER 31, 2005
                                      -----------------       -----------------

REVENUE                                    $ 17,979,414            $ 11,783,651
                                           ------------            ------------

COST OF GOODS SOLD
  Inventory, Beginning                        1,355,606            $    753,041
  Purchases                                  13,375,354               8,769,224
  Testing & Tolling                        $    295,646            $    194,838
  Manufacturing Overhead                        608,761                 542,239
                                           ------------            ------------
                                           $ 15,635,367            $ 10,259,342
  Less: Inventory, Ending                     2,812,873               1,355,606
                                           ------------            ------------

COST OF GOODS SOLD                         $ 12,822,494            $  8,903,736
                                           ------------            ------------

GROSS PROFIT                               $  5,156,920            $  2,879,915
                                           ------------            ------------

EXPENSES
  Selling                                       923,847                 770,409
  General and Administrative                  2,218,053               1,865,417
  Interest                                      129,490                 139,553
  Franchise Tax                                     425                     425
                                           ------------            ------------

TOTAL EXPENSES                             $  3,271,815            $  2,775,804
                                           ------------            ------------

NET INCOME FOR YEAR                        $  1,885,105            $    104,111

DISTRIBUTIONS                                  (227,500)                (66,000)

RETAINED EARNINGS, BEGINNING OF YEAR            240,477                 202,366
                                           ------------            ------------

RETAINED EARNINGS, END OF YEAR             $  1,898,082            $    240,477
                                           ============            ============


             The accompanying audit report and notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                      Comparative Statements of Cash Flows

                                                        FOR THE YEAR ENDED
                                                        ------------------
                                                    DECEMBER 31,    DECEMBER 31,
                                                        2006            2005
                                                    ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Income for Year                               $ 1,885,105     $   104,111
  Adjustments to Reconcile Net Income to Net
    Cash Provided (Used) by Operating Activities:
      Depreciation                                       23,761          17,338
Changes in Assets and Liabilities:
(Increase) Decrease In -
  Accounts Receivable                                (1,416,996)        225,960
  Inventory                                          (1,457,267)       (602,565)
  Prepaid Expenses                                      (11,493)          1,315
  Other Current Assets                                     (451)           (400)
  Deposits                                               (3,646)         (4,847)
Increase (Decrease) In -
  Accounts Payable                                      953,037         101,237
  Lease Payable                                          (3,061)          3,061
  Accrued Operating Costs                               125,040          87,604
                                                    -----------     -----------

NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES (Forward)                    $    94,029     $   (67,186)
                                                    -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Equipment                             $   (90,455)    $   (26,123)
                                                    -----------     -----------

NET CASH (USED) BY
  INVESTING ACTIVITIES (Forward)                    $   (90,455)    $   (26,123)
                                                    -----------     -----------

                               SIGMA METALS, INC.

                      Comparative Statements of Cash Flows
                                   (Continued)

                                                        FOR THE YEAR ENDED
                                                        ------------------
                                                    DECEMBER 31,    DECEMBER 31,
                                                        2006            2005
                                                    ------------    ------------

NET CASH PROVIDED (USED) BY
  OPERATING ACTIVITIES (Forward)                       $  94,029      $ (67,186)
                                                       ---------      ---------

NET CASH (USED) BY
  INVESTING ACTIVITIES (Forward)                       $ (90,455)     $ (26,123)
                                                       ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in Bank Debt                                $ 231,098      $ 179,500
  Increase (Decrease) in Notes Payable Equipment           9,149        (16,365)
  Increase in Shareholders Loans                           7,000         10,626
  Distributions                                         (227,500)       (66,000)
                                                       ---------      ---------

NET CASH PROVIDED BY
  FINANCING ACTIVITIES                                 $  19,747      $ 107,761
                                                       ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS              $  23,321      $  14,452

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR              21,477          7,025
                                                       ---------      ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                 $  44,798      $  21,477
                                                       =========      =========

Supplemental Disclosure of Cash Flow Information:

  Interest Paid                                        $ 122,490      $ 139,553
                                                       ---------      ---------

  Income Taxes Paid                                    $     425      $     425
                                                       ---------      ---------


             The accompanying audit report and notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                          Notes to Financial Statements
                               For the Years Ended
                                December 31, 2006
                                December 31, 2005

1- SIGNIFICANT ACCOUNTING POLICIES

Background of Company

Sigma Metals, Inc. ("The Company") is a stocking aircraft metals warehouse with value added capability. The Company also services the critical needs of aircraft manufacturers and the major airlines. The Company is located in Deer Park, New York. Its customer base consists of both foreign and domestic Corporations.

Cash & Cash Equivalents

Cash and cash equivalents include all highly liquid debt instruments with an original maturity of three month or less. Cash consists of aggregate cash balances in the Company's bank accounts and cash equivalents consist primarily of money market accounts.

Accounts Receivable

Accounts receivable are presented at face value, net of the allowance for doubtful accounts. The allowances for doubtful accounts are established through provisions charged against income and are maintained at a level believed adequate by management to absorb estimated bad debts based on current economic conditions. Management considers all accounts to be collectible and, therefore, has not established a provision for uncollectible accounts.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of trade accounts receivable. The Company grants credits to its customers, which are located in and out of the United States. The Company does have foreign sales, but they are primarily with large corporations that the Company has done business with for a number of years. The majority of these transactions are insured.

Inventory

Inventories are stated at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. The Company maintains a policy to capitalize all property and equipment purchases in excess of $1,000. Expenditures for repairs and improvements in excess of $1,000 that add to the productive capacity or extend the useful life of an asset are capitalized. Repair and maintenance charges are expensed as incurred. Property under a capital lease is capitalized and amortized over the lease terms. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in earnings. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives of the assets.

Depreciation and Amortization are provided by charges to operations over the estimated useful lives, principally on the straight-line method. The estimated useful lives are:

      Tools                                           5 Years
      Furniture, Fixtures and Office Equipment        5 Years
      Transportation Equipment                        5 Years
      Machinery and Equipment                         7 Years
      Leasehold Improvements                          3-15 Years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment at the facility level annually or when events or circumstances indicate that the carrying value of such assets may not be fully recoverable. Impairment is evaluated based on the sum of undiscounted estimated future cash flows expected to result from use of the assets compared to their carrying value. If impairment is recognized, the carrying value of the impaired asset is reduced to their fair value, based on discounted estimated future cash flows.

Finance Costs

Costs connected with obtaining and executing debt arrangements are capitalized and amortized on the straight-line basis over the term of the related debt.

Revenue Recognition

The Company generally recognizes revenue when products are shipped and the customer takes ownership and assumes risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sales price is fixed or determinable.

Expenses

Selling, general, and administrative costs are charged to expense as incurred.

Use of Estimates

In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. The more significant management estimates are the useful lives of property and equipment, provisions for inventory obsolescence, unamortized finance costs, accrued expenses, and various contingencies. Actual results could differ from those estimates. Changes in facts and circumstances may result in revised estimates, which are recorded in the period in which they become known.

Fair Value of Financial Instruments

The Company has estimated the fair value of financial instruments using available market information and other valuation methodologies in accordance with Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments."

Management of the Company believes that the fair value of financial instruments, consisting of cash, accounts receivable, accounts payable and accrued liabilities, approximates carrying value due to the immediate or short-term maturity associated with these instruments and that the notes payable is carried at fair value in that is carries interest rates that are comparable to similar instruments with similar maturities.

Income Taxes

The Company has elected to be taxed as a Small Business Corporation and, consequently, no Federal tax liability is reflected on the Comparative Statements of Income and Retained Earnings.

2- INVENTORY

Inventory consists primarily of sheet metal and is considered all raw materials.

      Raw Material (Sheet Metal)             2006                  2005
                                             ----                  ----
                                          $2,812,873            $1,355,606

3- PROPERTY AND EQUIPMENT

A schedule of Property and Equipment as of December 31, 2006 and December 31, 2005 is set forth below:

                                                       2006          2005
                                                       ----          ----

      Tools, Machinery and Equipment              $ 107,702     $  92,724
      Furniture, Fixtures and Office Equipment      112,578        59,337
      Transportation Equipment                       17,006         7,006
      Leasehold Improvements                         53,489        41,253
      Total Property, and Equipment               $ 290,775     $ 200,320
      Less: Accumulated Depreciation               (158,780)     (135,018)
      Property. and Equipment. Net                $ 131,995     $  65,302

Depreciation and amortization expense for the years ended December 31, 2006 and December 31, 2005 was $23,761 and $17,338, respectively.

4- LINES OF CREDIT

The Company had a Bank Line of Credit expiring on May 31, 2006 with a maximum borrowing limit of $800,000 and interest at one and one half over prime. The prime interest rate at December 31, 2006 and December 31, 2005 was 8.25% and 7.25% respectively. The Line of Credit was renewed for a maximum borrowing limit of $900,000 and interest at one and one half over prime. This new Line of Credit is due to expire on May 31, 2007. As of December 31, 2006 and 2005 the balance was $897,800 and $666,702, respectively.

The Line of Credit is secured by a first security interest in all assets. The Line of Credit is due on demand or, if no demand is made, in one payment of all outstanding principal plus accrued unpaid interest on May 31, 2007, at which time it is subject to annual review, pending receipt of the subject's financial statements.

5- NOTES PAYABLE - SOFTWARE

In March of 2006, the Company financed the purchase of new computer software with State Bank of Long Island in the amount of $50,000. The terms of the Note are 2 years at 8% payable monthly in the amount of $2,261.36. As of the Balance Sheet date, the current balance was $26,196. Interest incurred amounted to $2,311.37.

Scheduled amortization payments for the following years are set forth below:

            December 31, 2007                           $25,980
            December 31, 2008                               216

6- LONG TERM DEBT

The Company has an SBA Loan of $50,000, payable in monthly installments of $1,477 that started on June 17, 2004 with an interest rate of 4%. The loan is secured by the Company's assets. This loan matures in May of 2007.

Scheduled amortization payments for the following years are set forth below:

                                            2006           2005
                                            ----           ----
            December 31, 2006                 --        $17,054
            December 31, 2007             $7,345          7,345

Retirement Plan

The Company adopted a 401(k) Profit Sharing Plan effective June 6, 1994. The terms of the Plan are as follows:

CONTRIBUTION:           Up to 25% of Plan Participations' Compensation.

ALLOCATION- EMPLOYER:   3.32% of Annual Compensation greater than Cov. Comp.
                        plus 3.32070% of Annual Compensation. Cov. Comp. is based upon $72,001 year.

NORMAL RETIREMENT AGE:  65 or 5 years of Participation, if later.

FORFEITURES:            Allocated to Participants' Accounts.

ELIGIBILITY:            All Non-Union Employees over the Age of 21 who completed
                        1 year of service.

DEATH BENEFIT:          100% of the Total Account

DISABILITY:               100% of the Total Account

EMPLOYEES CONTRIBUTIONS:  Up to 100% of Annual Compensation. (Maximum $14,000)

MATCHING CONTRIBUTIONS:   0.00% of Employee deferral up to 0.00% of Compensation
                          deferred.

                                Vesting Schedule
                                ----------------

                        Year                  Pct Vested
                        ----                  ----------
                         1                        0
                         2                        20
                         3                        40
                         4                        60
                         5                        80
                        6-15                      100

The contributions for December 31, 2006 and December 31, 2005 were $76,790 and $76,551 respectively.

Shareholder Loans

Two of the major shareholders have advanced the Company $125,000 each for working capital. These notes are payable on demand and bear interest at a rate of 6%. They also have been subordinated to State Bank of Long Island.

Commitments and Contingencies

The Company presently leases manufacturing and office facilities under a lease expiring January 31, 2008, at an annual rental of approximately $22,000, plus annual real estate tax and utilities by the lessee.

This lease is between the Company and Giaquinto -- Lusting Associates, LLC, a Limited Liability Company.

Subsequent Events

On January 2, 2007, the Company entered into a Stock Purchase Agreement (the "Sigma Agreement") with Gales Industries Incorporated, a Delaware Corporation and the holders of all of the outstanding shares of Sigma Metals (the "Shareholder"). Pursuant to the Sigma Agreement, subject to the satisfaction of various terms and conditions, the Company will acquire from the Shareholders all of the issued and outstanding capital stock of Sigma Metals.

The closing of the Agreement is scheduled to occur in April of 2007 or on such other date as the Company and the Shareholders may agree. The purchase price for all of the shares is $5,008,204, plus an amount equal to Sigma Metals' earnings for the period from January 1, 2007, until the closing, subject to certain adjustments as set forth in the Sigma Agreement.

                            SUPPLEMENTARY INFORMATION

                               SIGMA METALS, INC.

                        Comparative Schedules of Expenses

                                                  FOR THE YEAR ENDED
                                                  ------------------
                                      DECEMBER 31, 2006       DECEMBER 31, 2005
                                      -----------------       -----------------

MANUFACTURING OVERHEAD
  Material, Tools and Supplies                 $ 22,663                $ 19,358
  Warehouse Expense                              28,963                  32,850
  Rent                                           70,441                  56,385
  Light and Power                                25,429                  19,277
  Factory Maintenance                            28,616                  32,441
  Equipment Rental                                   --                   3,080
  Truck Rental                                   15,869                  14,791
  Depreciation - Machinery                       14,631                  13,230
  Employee Benefits                              27,197                  21,027
  Payroll Taxes                                  26,633                  21,982
  Insurance                                      60,097                  55,023
  Group Insurance                                21,892                  32,973
  Labor - Warehouse                             266,330                 219,822
                                               --------                --------

TOTAL MANUFACTURING OVERHEAD                   $608,761                $542,239
                                               ========                ========
SELLING EXPENSES
  Commissions - Outside                        $103,916                $ 69,541
  Commissions                                   438,782                 338,398
  Shipping Supplies                             122,098                 136,945
  Meetings and Conferences                      102,212                  85,670
  Automotive Expenses                            73,534                  54,216
  Trade Shows                                     5,750                  11,509
  Payroll Taxes                                  43,878                  33,840
  Group Insurance                                33,677                  40,290
                                               --------                --------

TOTAL SELLING EXPENSES                         $923,847                $770,409
                                               ========                ========


             The accompanying audit report and notes are an integral
                            part of these statements.

                               SIGMA METALS, INC.

                        Comparative Schedules of Expenses

                                                  FOR THE YEAR ENDED
                                                  ------------------
                                        DECEMBER 31, 2006      DECEMBER 31, 2005
                                        -----------------      -----------------

GENERAL AND ADMINISTRATIVE EXPENSES
  Officers' Salaries                           $  802,435             $  706,385
  Office Salaries                                 960,207                797,080
  Rent                                             65,966                 53,160
  Telephone                                        35,477                 34,582
  Payroll Taxes                                    78,149                 67,767
  Profit Sharing Plan                              76,790                 76,551
  Professional Fees                                54,317                 42,339
  Office Expenses                                  28,832                 23,643
  Group Insurance                                  97,198                 40,137
  Sundry                                            3,527                  4,786
  Depreciation - Office                             9,130                  4,108
  Donations                                         6,025                  2,609
  Bad Debt                                             --                 12,270
                                               ----------             ----------

TOTAL GENERAL & ADMINISTRATIVE EXPENSES        $2,218,053             $1,865,417
                                               ==========             ==========


             The accompanying audit report and notes are an integral
                            part of these statements.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

      The following unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the acquisition of Sigma Metals, Inc. and the issuance of Series B Convertible Preferred Stock having an initial liquidation value of $8,023,000. The pro forma condensed consolidated statement of operations for the year ended December 31, 2006 is presented to show income from continuing operations as if the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock had occurred as of the beginning of the period. The pro forma condensed consolidated balance sheet is based on the assumption that the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock had occurred effective December 31, 2006.

      Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of Sigma Metals, Inc. and the issuance of the Series B Convertible Preferred Stock occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our consolidated financial statements as of and for the year ended December 31, 2006 included in our Annual Report on Form 10-KSB for the year ended December 31, 2006 and the consolidated financial statements as of and for the years ended December 31, 2006 and 2005 of Sigma Metals, Inc. filed here with.

                          Gales Industries Incorporated
      Unaudited Pro Forma Consolidated Comparative Condensed Balance Sheet
                                December 31, 2006

                                                                           Gales                                       Gales Sigma
                                                                         Industries        Sigma      Adjustments      Consolidated
                                                                         ----------        -----      -----------      ------------
ASSETS
Current Assets
Cash and Cash Equivalents                                               $         --   $     44,798  $  3,004,342 (a)  $  3,049,140
Accounts Receivable (Net of Allowance for Doubtful Accounts of
$176,458 for Gales and $25,000 for Sigma@ 12/31/2006)                      3,508,957      2,392,947            --         5,901,904
Inventory                                                                 15,257,641      2,812,873            --        18,070,514
Prepaid Expenses and Other Current Assets                                    232,749         27,818                         260,567
Deposits                                                                     180,456             --            --           180,456
                                                                        -----------------------------------------      ------------

Total Current Assets                                                      19,179,803      5,278,436     3,004,342        27,462,581

Property, Plant, and Equipment, net                                        3,565,316        131,995            --         3,697,311
Deferred Financing Costs                                                     369,048             --            --           369,048
Other Assets                                                                  63,522            851            --            64,373
Goodwill                                                                   1,265,963             --     5,405,447 (b)     6,671,410
Deposits                                                                     448,530         22,763            --           471,293
                                                                        -----------------------------------------      ------------

                                                                        -----------------------------------------      ------------
TOTAL ASSETS                                                            $ 24,892,182   $  5,434,045  $  8,409,789      $ 38,736,016
                                                                        =========================================      ============

Current Liabilities
Accounts Payable and Accrued Expenses                                   $  7,648,426   $  2,317,622  $         --      $  9,966,048
Notes Payable Current Portion                                                127,776         33,541       (33,541)(c)       127,776
Notes Payable - Revolver                                                   5,027,463        897,800      (897,800)(c)     5,027,463
Notes Payable - Sellers AIM - Current Portion                                192,400             --       361,404 (d)       553,804
Capital Lease Obligations - Current Portion                                  407,228             --            --           407,228
Due to Sellers AIM                                                            53,694             --            --            53,694
Dividends Payable                                                            120,003             --            --           120,003
Deferred Gain on Sale - Current Portion                                       38,033             --            --            38,033
Income Taxes Payable                                                         653,426             --       653,426           653,426
                                                                        -----------------------------------------      ------------

Total current liabilities                                                 14,268,449      3,248,963      (569,937)       16,947,475

Long term liabilities
Due to Sellers - Sigma - Net of Current Portion                              257,000                     (257,000)(c)            --
Notes Payable - Net of Current Portion                                       645,458             --     1,188,341 (c)     1,833,799
Notes Payable - Sellers AIM - Net of Current Portion                       1,290,562             --                       1,290,562
Notes Payable - Sellers Sigma - Net of Current Portion                            --             --       722,807 (d)       722,807
Capital Lease Obligations - Net of Current Portion                           552,589             --            --           552,589
Deferred Tax Liability                                                       512,937             --            --           512,937
Deferred Gain on  Sale - Net of Current Portion                              713,118             --            --           713,118
Deferred Rent                                                                 39,371             --            --            39,371
                                                                        -----------------------------------------      ------------

TOTAL LIABILITIES                                                       $ 18,022,484   $  3,505,963  $  1,804,211      $ 22,612,658

Series B Convertible Preferred - $.001 Par value, 2,000,000             $         --   $         --       $ 8,023 (e)  $      8,023
    Shares Authorized, 802,300 Shares Issued and Outstanding
    with an initial liquidation value of $8,023,000                                                            --
    '(Authorized, Issued and Oustanding for the Proforma
    December 31, 2006)
Common Stock - $.001 Par value, 120,055,746 Shares Authorized,                57,269         30,000       (21,955)(f)        65,314
   57,269,301 Shares Issued and Outstanding as of  December 31, 2006
   on a pro forma  basis 65,314,694 Shares Issued and Outstanding as of
  December 31,2006
Additional Paid-In Capital                                                 7,898,702             --            --         7,898,702
Additional Paid-In Capital Series B Preferred                                                           7,345,637 (g)     7,345,637
Additional Paid-In Capital: Sigma Shares                                                                1,891,955 (h)     1,891,955
Retained Earnings (Accumulated Deficit)                                   (1,086,273)     1,898,082    (1,898,082)(i)    (1,086,273)
                                                                        -----------------------------------------      ------------

Total Stockholders' Equity                                                 6,869,698      1,928,082     7,325,578        16,123,358

                                                                        -----------------------------------------      ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $ 24,892,182   $  5,434,045  $  8,409,789      $ 38,738,016
                                                                        =========================================      ============

                                                                                   0              0             0                 0

Notes to Unaudited Pro Forma Consolidated Comparative Condensed Balance Sheet

(a) Represents the net cash from sale of Series B Convertible Preferred Stock remaining after using a portion of the proceeds for the purchase of the stock of Sigma Metals, Inc. and paying soft costs associated with the acquisition.

(b) Represents the goodwill resulting from the excess of the purchase price paid for the stock of Sigma over the value of the assets acquired less the liabilities assumed.

(c) Represents the revolving loan facility put in place to pay the amounts due third parties and the former Officers of Sigma for borrowed money.

(d) Represents the current and long term portions of the notes issued by Gales Industries as part of the purchase price for the stock of Sigma.

(e) Represents the par value of the shares of Gales Industries Series B Convertible Preferred stock issued, in part, to finance the purchase of the stock of Sigma.

(f) Represents the elimination of Sigma's Stockholders' Equity ($30,000) partially offset by the par value ($8,045) of the 8,045,393 shares issued to the sellers as part of the purchase price for the stock of Sigma.

(g) Represents the excess of amounts paid by investors over the par value of shares of Gales Industries Series B Convertible Preferred stock net of the soft costs associated with the issuance of such shares.

(h) Represents the excess over par value of the fair value of the common stock issued as part of the purchase price for the stock of Sigma.

(i)   Represents the eliminations of Sigma's accumulated surplus.

                          Gales Industries Incorporated
                      Pro Forma Combined Satement Of Income
                      For the Year Ended December 31, 2006

                                                                      Gales                                            Gales Sigma
                                                                    Industries        Sigma           Adjustments      Consolidated
                                                                    ----------        -----           -----------      ------------
Net Sales                                                          $ 33,044,996   $ 17,979,414                         $ 51,024,410

Cost of Sales                                                        28,002,942     12,822,494                           40,825,436
                                                                   ------------   ------------       ------------      ------------

Gross Profit                                                          5,042,054      5,156,920                 --        10,198,974


Operating costs and expenses
       Selling and marketing                                            601,011        923,847                            1,524,858
       General and administrative                                     3,789,587      2,218,053                            6,007,640
                                                                   ------------   ------------       ------------      ------------
Income (Loss) from operations                                           651,456      2,015,020                  0         2,666,476

Other (income) and expenses:
       Interest & financing costs                                     1,040,108        129,490             61,094 (b)     1,230,692
       Gain on Sale of Life Insurance Policy                            (53,047)            --                              (53,047)
       Gain on Sale of Real Estate                                     (300,037)            --                             (300,037)
       Other Income                                                    (435,627)            --                             (435,627)
       Other Expenses                                                   246,659            425                              247,084
                                                                   ------------   ------------       ------------      ------------
Net Income (Loss) before provision for income taxes                     153,400      1,885,105            (61,094)        1,977,411

        Provision for income taxes                                      489,969        767,396 (a)        (24,450)        1,232,915
                                                                   ------------   ------------       ------------      ------------
       Net Income (Loss)                                           $   (336,569)  $  1,130,686       $    (36,644)     $    744,496
                                                                   ------------   ------------       ------------      ------------

Pro Forma dividend attributable to preferred stockholders                                                 347,945 (c)       347,945
                                                                                                                       ------------

Pro Forma net earnings attribute to common stockholders                                                                $    396,551
                                                                                                                       ============

Notes to Pro Forma Combined Statement Of Income

(a) Represents the pro forma income tax expense for Sigma, as if it were taxable as a "C" not an "S" corp.

(b) Represents one year's interest expense on $1,084,213 of notes issued as part of purchase price for Sigma stock, being amortizing monthly with an interest rate of 7%.

(c) Represents the 8% preferred stock dividend for the $4,349,318 portion of the $8,023,000 Series B Convertible Preferred Stock used to purchase Sigma.

                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2007                               GALES INDUSTRIES INCORPORATED


                                                  By: /s/ Peter D. Rettaliata
                                                  Name: Peter D. Rettaliata
                                                  Title: Chief Executive Officer